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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   Form 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934



                                 CONVERSE INC.
            (Exact name of registrant as specified in its charter)



                 Delaware                             43-1419731
(State of incorporation or organization)  (I.R.S. Employer Identification No.)


          One Fordham Road
          North Reading, MA                                       01864
(Address of principal executive offices)                        (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]

       Securities to be registered pursuant to Section 12(b) of the Act:


            Title of each class          Name of each exchange on which
            to be so registered           each class is to be registered
     _____% Convertible Subordinated      New York Stock Exchange
             Notes due 2004


       Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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     Item 1.    Description of Registrant's Securities to be Registered
                -------------------------------------------------------

               The material set forth in the section captioned "Description of Notes" in the Registrant's Prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which Prospectus will form a part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-23791), initially filed with the Securities and Exchange Commission on March 24, 1997, and amended by Amendment No. 1, filed with the Securities and Exchange Commission on May 5, 1997, is incorporated herein by reference.

     Item 2.    Exhibits
                --------

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

               3.1  Restated Certificate of Incorporation of the
                    Registrant/1/

               3.2  By-laws of the Registrant./1/

               4.1 Indenture between the Registrant and First Union National Bank, as trustee, relating to the Convertible Subordinated Notes due 2004./2/

               4.2  Form of  Convertible Subordinated Note due 2004./2/


-------------------------

/1/ Incorporated by reference to the Exhibit of the same number contained in the Registrant's Registration Statement on Form 10/A Amendment No. 2, filed with the Securities and Exchange Commission on November 23, 1994.

/2/ Incorporated by reference to the Exhibit of the same number contained in the Registrant's Registration Statement on Form S-3 (No. 333-23791) and amended on May 5, 1997.



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                                   SIGNATURE


               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  CONVERSE INC.


                                  By:  /s/ Jack A. Green
                                      --------------------------------------
                                      Jack A. Green
                                      Senior Vice President and General Counsel


     Date: May 14, 1997